Exhibit 99.1
FOR IMMEDIATE RELEASE
Kaiser Aluminum Corporation Reports
First Quarter 2011 Financial Results
•	Value Added Revenue of $157 Million up 15% on Improving Demand and Benefit of Recent Acquisitions

•	Adjusted Consolidated Operating Income of $17 Million; Adjusted EBITDA of $23 Million

•	EBITDA Margins Negatively Impacted by Lag in Passing Through Rapidly Rising Metal Costs
FOOTHILL RANCH, Calif., April 27, 2011 — Kaiser Aluminum Corporation (NASDAQ:KALU) today reported net income of $11 million or $0.59 earnings per diluted share for the first quarter 2011 compared to $9 million, or $0.44 per diluted share for the prior year quarter. Excluding the impact of non-run-rate items, adjusted net income and earnings per diluted share were $9 million and $0.47, respectively, for both the first quarter of 2011 and the prior year quarter.
Value added revenue of $157 million for the first quarter ended March 31, 2011 increased $20 million from $137 million in the prior year quarter. Adjusted consolidated EBITDA of $23 million or 15% of value added revenue reflected the favorable impact of stronger demand and recent acquisitions, partially offset by a margin squeeze due to a lag in passing through rapidly increasing metal costs on some products during the quarter.
Summary
“Improving demand across our end market applications combined with the benefit of our recent acquisitions of Alexco and Nichols Wire drove higher sales and higher adjusted EBITDA,” said Jack A. Hockema, President, CEO and Chairman. “However, we did not fully realize our earnings potential during the quarter as the timing and amount of price increases on spot sales for high value added products have been insufficient to recover sharply rising aluminum and alloying costs. We are encouraged that recently implemented price increases are sustainable, and we expect to begin to recapture some of the margin squeeze in the second quarter,” said Mr. Hockema.
“The ramp-up of our Kalamazoo, Michigan extrusion facility continues to gain momentum. We expect that EBITDA margins will improve throughout the year as we realize price increases and improving cost benefits from Kalamazoo,” concluded Mr. Hockema.

First Quarter 2011 Consolidated Results
(Non GAAP, Unaudited)*
($mm, except shipments, realized price and per share amounts)

	Quarter
	1Q11	4Q10	1Q10
Net Sales	$323	$266	$268

Shipments (mm lbs)	144	124	128

Value Added Revenue[1]	$157	$134	$137

Realized Price per Pound ($/lb)
Contained Metal	$1.15	$1.07	$1.02
Value Added Revenue	$1.09	$1.07	$1.07

Total	$2.24	$2.14	$2.09

Adjusted EBITDA[2]	$23	$16	$20
Depreciation and Amortization	$(6)	$(6)	$(4)

Operating Income before NRR[3]	$17	$10	$16

Non-Run-Rate Items	$4	$3	$(1)

Reported Operating Income[4]	$21	$12	$15

Net Income	$11	$(0)	$9

EPS (diluted, GAAP)	$0.59	$(0.02)	$0.44
Adjusted EPS[5]	$0.47	$(0.06)	$0.47

1	Value added revenue = Fabricated Products net sales less hedged cost of alloyed metal

2	Operating Income (before non-run-rate items) plus depreciation and amortization

3	NRR = Non-run-rate

4	Totals may not sum due to rounding

5	Estimated EPS excluding NRR items (net of tax)

*	Please refer to GAAP financial statements
As indicated in the Company’s prior earnings call outlook, higher value added revenue and adjusted EBITDA in the first quarter reflected the benefit of additional sales from the acquisitions of Alexco and Nichols Wire in addition to improving demand and higher shipments across virtually all of the Company’s products and end market applications. Adjusted consolidated EBITDA was $23 million for the first quarter of 2011, or 15% of value added revenue, compared to $20 million, or 15% of value added revenue in the prior year quarter.
Consolidated operating income was $21 million in the first quarter 2011, up $6 million compared to the prior year quarter partially as a result of more favorable non-run-rate adjustments. Adjusted for non-run-rate items, consolidated operating income was $17 million for the first quarter 2011 compared to $16 million the first quarter 2010. Operating income in the first quarter 2011 reflected a $2 million increase in depreciation and amortization due to assets placed in service during 2010.

During the quarter the Company completed the acquisition of Alexco, a Chandler, Arizona based manufacturer of hard alloy extrusions for the aerospace industry. The net cash consideration paid was approximately $83 million. Total cash combined with borrowing availability under the revolving credit facility exceeded $245 million as of March 31, 2011.
Outlook
“We are experiencing strong demand throughout our extensive aerospace product offering with the exception of aerospace plate where shipments have been constrained by the overhang of excess inventory in the supply chain. However, we anticipate that our aerospace plate order rate will begin to ramp up in the second half and into 2012. Longer term we expect very substantial aerospace demand growth driven by increasing build rates, larger airframes, and monolithic design,” said Mr. Hockema.
“Our general engineering and automotive applications continue to experience slowly improving underlying demand, modest restocking in the supply chain, and growth in new aluminum extrusion automotive programs. Although we have not to date experienced any change in demand for our automotive and semi-conductor applications as a result of manufacturing disruptions in Japan, there remains some uncertainty as to the potential impact, if any, on the overall supply chain.
“Overall, we expect that our shipments and value added revenue in the second quarter of 2011 will be similar to the first quarter, and we expect our adjusted EBITDA margin as a percentage of value added revenue will benefit from improving operating efficiencies and partial recovery of the margin squeeze caused by rising aluminum costs. Looking to the second half of the year, we are optimistic that we will get a strong second half boost from higher order rates for aerospace plate, and we anticipate further EBITDA margin improvement as we gain increasing benefits from higher aerospace plate shipments, the Kalamazoo ramp up, and improved pricing,” concluded Mr. Hockema.
Conference Call
Kaiser Aluminum Corporation will host a conference call on April 28, 2011, at 10:00am (Pacific Time); 12:00pm (Central Time); 1:00pm (Eastern Time), to discuss first quarter 2011 results. To participate, the conference call can be directly accessed from the U.S. and Canada at (877) 645-6210, and accessed internationally at (914) 495-8566. A link to the simultaneous web cast can be accessed on the Company’s website at http://investors.kaiseraluminum.com/events.cfm. A copy of a presentation will be available for download prior to the call and an audio archive will be available on the Company’s website following the call.

Company Description
Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of our culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P SmallCap 600® index.
Available Information
For more information, please visit the Company’s web site at www.kaiseraluminum.com. The web site includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.
Non-GAAP Financial Measures
This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying tables.
The non-GAAP financial measures used within this earnings release are operating income, EBITDA, net income and earnings per diluted share, excluding non-run-rate items. These measures are presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors.
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This press release contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties and actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) material adverse changes in economic or industry conditions generally, including global financial markets; (b) our inability to achieve the level of growth or other benefits anticipated by management, including those anticipated from our acquisitions and other strategic investments and the integration of acquired businesses; (c) increases in our costs, including the cost of energy, raw materials and freight costs, which we are unable to pass through to our customers; (d) pressure to reduce defense spending and demand for the Company’s products used in defense applications as the U.S. and other governments are faced with competing national priorities; (e) changes in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets, including changes impacting the volume, price or mix of products sold by the Company and the Company’s ability to flex production consistent with changing demand levels; (f) the Company’s ability to lower energy costs, realize manufacturing efficiencies and complete its expansion and organic growth projects, equipment and facility upgrades to improve manufacturing and cost efficiencies and product expansions as planned and by targeted completion dates; (g) unfavorable changes in laws or regulations that impact our operations and results; (h) the outcome of contingencies, including legal proceedings, government investigations and environmental remediation and (i) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2010. As more fully described in these reports, “non-run-rate” items are items that, while they may occur from period to period, are particularly material to results, impact costs primarily as a result of external market factors and may not occur in future periods if the same level of underlying performance were to occur. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
Investor Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum
(949) 614-1757
Public Relations Contact:
Dave Quast
Financial Dynamics
(646) 421-5341

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
STATEMENTS OF CONSOLIDATED INCOME (1)
(Unaudited)
(In millions of dollars except share and per share amounts)
STATEMENTS OF CONSOLIDATED INCOME

	Quarter Ended March 31,
	2011	2010
Net sales	$322.6	$267.5
Costs and expenses:
Cost of products sold:
Cost of products sold, excluding depreciation, amortization and other items	280.9	232.0
Restructuring costs and other benefits	—	(0.6)
Depreciation and amortization	6.3	4.0
Selling, administrative, research and development, and general	14.9	17.3

Total costs and expenses	302.1	252.7

Operating income	20.5	14.8
Other (expense) income:
Interest expense	(4.5)	—
Other income, net	1.7	0.2

Income before income taxes	17.7	15.0
Income tax provision	(6.4)	(6.2)

Net income	$11.3	$8.8

Earnings per share, Basic [2]
Net income per share	$0.59	$0.44

Earnings per share, Diluted [2]
Net income per share	$0.59	$0.44

Weighted-average number of common shares outstanding (000):
Basic	18,950	20,020

Diluted	18,950	20,020

[1]	Please refer to the Company’s Form 10-Q for the quarter ended March 31, 2011, for additional detail regarding the items in the table.

[2]	All of the Company’s unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are treated as participating securities and affect the computation of net income available to common stockholders and earnings per share pursuant to the two-class method.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
SELECTED OPERATIONAL AND FINANCIAL INFORMATION (1)
(Unaudited)
(In millions of dollars except shipments and average realized third-party sales price)

	Quarter Ended
	March 31,
	2011	2010
Shipments (mm lbs):
Fabricated Products	144.1	128.0
All Other[2]	—	0.4

	144.1	128.4

Average Realized Third-Party Sales Price (per pound):
Fabricated Products[3]	$2.24	$2.09
All Other[4]	$—	$0.92

Net Sales:
Fabricated Products	$322.6	$267.2
All Other	—	0.3

Total Net Sales	$322.6	$267.5

Segment Operating Income (Loss):[5]
Fabricated Products6 7	$23.7	$22.1
All Other[8]	(3.2)	(7.3)

Total Operating Income	$20.5	$14.8

Income tax provision	$(6.4)	$(6.2)

Net Income	$11.3	$8.8

Capital Expenditures	$6.2	$13.9

[1]	Please refer to the Company’s Form 10-Q for the quarter ended March 31, 2011, for additional detail regarding the items in the table.

[2]	Shipments in All Other in 2010 represent residual activity involving primary aluminum purchased by us from Anglesey while it continued its smelting operations (prior to September 30, 2009) and resold by us in the first quarter of 2010.

[3]	Average realized prices for our Fabricated Products segment are subject to fluctuations due to changes in product mix as well as underlying primary aluminum prices and are not necessarily indicative of changes in underlying profitability.

[4]	Average realized prices for All Other represent the average realized prices on sales of primary aluminum purchased by us from Anglesey while it continued its smelting operations (prior to September 30, 2009) and resold by us in the first quarter of 2010.

[5]	We periodically reassess the methodologies used to allocate costs among our business units to assess segment profitability. In the fourth quarter of 2010, we modified the allocation of incentive compensation expense relating to both our long-term incentive plans and certain short-term incentive plans to our business units. These reclassifications have no impact on our segment or consolidated Net sales, or our consolidated operating income. All interim period results of 2010 have been retrospectively adjusted for consistency with such cost allocation. As a result, an additional $0.9 million of charges relating to our long-term incentive plans and certain short-term employee incentive plans are reflected in the operating results of the Fabricated Products segment and, accordingly, excluded from the operating results of All Other in the quarter ended March 31, 2010.

[6]	Fabricated Products segment results for the quarter ended March 31, 2011 include non-cash mark-to-market gains on natural gas, electricity and foreign currency hedging activities totaling $1.2 million. Fabricated Products segment results for the quarter ended March 31, 2010 include non-cash mark-to-market losses on natural gas and foreign currency hedging activities of $(3.2) million.

[7]	Fabricated Products segment operating results for the quarters ended March 31, 2011 and March 31, 2010 include non-cash last-in, first-out (“LIFO”) inventory charges of $14.9 million and $9.2 million, respectively, and metal gains of approximately $12.4 million and $8.2 million, respectively.

[8]	The changes in operating income in All Other were driven by the Corporate and Other and the Hedging business unit operating results. Included in the operating results of Corporate and Other were $2.2 million and $(0.4) million of net periodic pension benefit income (expense) relating to the VEBAs for the quarters ended March 31, 2011 and March 31, 2010, respectively. In addition, for the quarters ended March 31, 2011 and March 31, 2010, non-cash mark-to-market gains on primary aluminum hedging activities were $3.1 million and $3.4 million, respectively.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS (1)
(Unaudited)
(In millions of dollars, except share and per share amounts)
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$55.9	$135.6
Receivables:
Trade, less allowance for doubtful receivables of $0.6 at March 31, 2011 and $0.6 at December 31, 2010	114.0	83.0
Other	3.3	5.2
Inventories	169.6	167.5
Prepaid expenses and other current assets	90.3	80.1

Total current assets	433.1	471.4
Property, plant, and equipment — net	358.1	354.1
Net asset in respect of VEBAs	208.6	195.7
Deferred tax assets — net	221.0	231.1
Intangible assets — net	38.8	4.0
Goodwill	37.2	3.1
Other assets	74.0	83.0

Total	$1,370.8	$1,342.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63.7	$50.8
Accrued salaries, wages, and related expenses	29.5	31.1
Other accrued liabilities	42.5	42.0
Payable to affiliate	23.9	17.1
Current portion of secured debt and credit facilities	4.8	1.3

Total current liabilities	164.4	142.3
Long-term liabilities	130.1	134.7
Cash convertible senior notes	143.0	141.4
Long-term secured debt and credit facilities	7.9	11.8

Total liabilities	445.4	430.2
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01, 90,000,000 shares authorized at both March 31, 2011 and at December 31, 2010; 19,268,791 shares issued and outstanding at March 31, 2011 and 19,214,451 shares issued and outstanding at December 31, 2010	0.2	0.2
Additional capital	988.8	987.1
Retained earnings	86.7	80.1
Common stock owned by Union VEBA subject to transfer restrictions, at reorganization value, 3,306,938 shares at March 31, 2011 and 3,523,980 shares at December 31, 2010	(79.4)	(84.6)
Treasury stock, at cost, 1,724,606 shares at March 31, 2011 and 1,724,606 shares at December 31, 2010	(72.3)	(72.3)
Accumulated other comprehensive income	1.4	1.7

Total stockholders’ equity	925.4	912.2

Total	$1,370.8	$1,342.4

[1]	Please refer to the Company’s Form 10-Q for the quarter ended March 31, 2011 for additional detail regarding the items in the table.

Reconciliation of Non-GAAP Measures — Quarter Ended March 31, 2011
The following table presents a reconciliation of non-GAAP measures presented in the earnings release for the quarter ended March 31, 2011 (in millions of dollars except share and per share amounts):

Consolidated
GAAP operating income	$20.5
Mark to market gains	4.3
Other non-run-rate items[1]	(0.5)

Total non-run-rate adjustments	3.8

Operating income, excluding non-run-rate items	$16.7

Depreciation and Amortization	6.3

Adjusted EBITDA	$23.0

GAAP net income	$11.3
Total non-run-rate adjustments (net of tax)	2.4

Net income, excluding non-run-rate adjustments (net of tax)	$8.9

Diluted earnings per share (GAAP)	$0.59

Diluted earnings per share, excluding non-run-rate items	$0.47

[1]	Other non-run-rate items primarily represent non-cash LIFO charges and metal gains in the Fabricated Products segment and non-cash net periodic benefit income related to the VEBAs in All Other.

Reconciliation of Non-GAAP Measures — Quarter Ended March 31, 2010
The following table presents a reconciliation of non-GAAP measures presented in the earnings release for the quarter ended March 31, 2010 (in millions of dollars except share and per share amounts):

Consolidated
GAAP operating income	$14.8
Mark to market gains	0.2
Restructuring costs and other operating benefits, net	0.6
Other non-run-rate items[1]	(1.8)

Total non-run-rate adjustments	(1.0)

Operating income, excluding non-run-rate items	$15.8

Depreciation and Amortization	4.0

Adjusted EBITDA	$19.8

GAAP net income	$8.8
Total non-run-rate adjustments (net of tax)	(0.6)

Net income, excluding non-run-rate adjustments (net of tax)	$9.4

Diluted earnings per share (GAAP)	$0.44

Diluted earnings per share, excluding non-run-rate items	$0.47

[1]	Other non-run-rate items represent environmental expenses, non-cash LIFO charges and metal gains in the Fabricated Products segment and non-cash net periodic benefit expense related to the VEBAs in All Other.